SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): April 1, 2002


                         INTERSTATE BAKERIES CORPORATION


             (Exact name of registrant as specified in its charter)



             DELAWARE                1-11165               43-1470322

          (State or other        (Commission File       (I.R.S. Employer
          jurisdiction of            Number)             Identification
         incorporation or                                   Number)
           organization)



                            12 EAST ARMOUR BOULEVARD
                              KANSAS CITY, MISSOURI
                                 (816) 502-4000
    (Address and Telephone Number of Registrant's Principal Executive Office)


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ITEM 5.    OTHER EVENTS

           On April 1, 2002, Interstate Bakeries Corporation (the "Company") entered into a letter agreement with certain subsidiaries of Nestle S.A. ("Nestle") to purchase 7,348,154 shares of common stock of the Company from Nestle for $21.50 per share, resulting in a total purchase price of $157,985,311. The completion of such sale and purchase is expected to take place on April 30, 2002 or such other earlier date as may be agreed by the parties. Nestle currently owns 14,848,154 shares of the Company's common stock, or approximately 29% of the Company's outstanding common stock, which were acquired by Nestle in its acquisition of Ralston Purina Company in December 2001.

           Nestle also exercised its demand registration right pursuant to the Shareholder Agreement between the Company and Nestle, and the Company plans to register promptly with the Securities and Exchange Commission the remaining 7,500,000 shares of the Company's common stock owned by Nestle, for sale in an underwritten public offering.

           This filing does not constitute an offer to sell or the solicitation of an offer to buy these securities.


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ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (c)  Exhibits

      10.1 Letter Agreement by and among Interstate Bakeries Corporation, Nestle Purina PetCare Company and Tower Holding Company, dated April 1, 2002.

      99.1   Press Release dated April 2, 2002.


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



                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                                       INTERSTATE BAKERIES CORPORATION


Dated:  April 2, 2002                  By:  /s/ CHARLES A. SULLIVAN
                                          -------------------------------------
                                       Charles A. Sullivan
                                       Chief Executive Officer


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                                  EXHIBIT INDEX

EXHIBIT NO.      DESCRIPTION

  10.1 Letter Agreement by and among Interstate Bakeries Corporation, Nestle Purina PetCare Company and
                 Tower Holding Company, dated April 1, 2002.

  99.1           Press Release dated April 2, 2002


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